Exhibit 21

Invacare Corporation Subsidiaries

1.	1207273 Alberta ULC, an Alberta, Canada corporation and wholly owned subsidiary.

2.	2083806 Ontario Inc., an Ontario corporation and wholly owned subsidiary.

3.	6123449 Canada, Inc., a Canadian corporation and wholly owned subsidiary.

4.	Adaptive Switch Laboratories, Inc., a Texas corporation and wholly owned subsidiary.

5.	Adelaide Scooters & Wheelchairs Pty. Ltd., an Australian corporation and wholly owned subsidiary.

6.	Alber GmbH, a Swiss corporation and wholly owned subsidiary.

7.	Altimate Medical, Inc., a Minnesota corporation and wholly owned subsidiary.

8.	Aquatec GmbH, a German limited liability company.

9.	Australian Healthcare Equipment Pty Ltd., an Australian corporation and wholly owned subsidiary.

10.	Carroll Healthcare, Inc., an Ontario corporation and wholly owned subsidiary.

11.	Champion Manufacturing Inc., a Delaware corporation and wholly owned subsidiary.

12.	Dolomite AB, a Swedish corporation and wholly owned subsidiary.

13.	Dolomite Holding AB, a Swedish corporation and wholly owned subsidiary.

14.	Dynamic Controls, a New Zealand corporation and wholly owned subsidiary.

15.	Dynamic Europe Ltd., a UK corporation and wholly owned subsidiary.

16.	Freedom Designs, Inc., a California corporation and wholly owned subsidiary.

17.	Garden City Medical Inc., a Delaware corporation and wholly owned subsidiary.

18.	Healthtech Products, Inc., a Missouri corporation and wholly owned subsidiary.

19.	Home Health Equipment Pty Ltd, an Australian corporation and wholly owned subsidiary.

20.	Invacare AB, a Swedish corporation and wholly owned subsidiary.

21.	Invacare AS, a Danish corporation and wholly owned subsidiary.

22.	Invacare EC-Hong A/S, a Danish corporation and wholly owned subsidiary.

23.	Invacare Holdings AS, a Norwegian corporation and wholly owned subsidiary.

24.	Invacare Australia Pty Limited, an Australian corporation and wholly owned subsidiary.

25.	Invacare BV, a Netherlands corporation and wholly owned subsidiary.

26.	Invacare Canada General Partner Inc., a Canadian corporation and wholly owned subsidiary.

27.	Invacare Canada LP, an Ontario, Canada partnership and wholly owned subsidiary.

28.	Invacare Canadian Holdings, Inc., a Delaware corporation and wholly owned subsidiary.

29.	Invacare Credit Corporation, an Ohio corporation and wholly owned subsidiary.

30.	Invacare (Deutschland) GmbH, a German corporation and wholly owned subsidiary.

31.	Invacare Florida Corporation, a Delaware corporation and wholly owned subsidiary.

32.	Invacare Florida Holdings, LLC, a Florida limited liability company and wholly owned subsidiary.

33.	Invacare France Operations SAS, A French corporation and wholly owned subsidiary.

34.	Invacare Germany Holding GmbH, a German corporation and wholly owned subsidiary.

35.	Invacare Holdings AB, a Swedish corporation and wholly owned subsidiary.

36.	Invacare Holdings Two AB, a Swedish corporation and wholly owned subsidiary.

37.	Invacare Holdings AS, a Norwegian corporation and wholly owned subsidiary.

38.	Invacare Holdings CV, a Netherlands wholly owned partnership subsidiary.

39.	Invacare Holdings LLC, an Ohio limited liability corporation and wholly owned subsidiary.

40.	Invacare Holdings NZ, a New Zealand corporation and wholly owned subsidiary.

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Invacare Corporation Subsidiaries — (Continued)

41.	Invacare Holdings Two BV, a Netherlands corporation and wholly owned subsidiary.

42.	Invacare International Corporation, an Ohio corporation and wholly owned subsidiary.

43.	Invacare International SARL, a Swiss corporation and wholly owned subsidiary.

44.	Invacare Limited, a UK corporation and wholly owned subsidiary.

45.	Invacare Mauritius Holdings, a Republic of Mauritius company and wholly owned subsidiary.

46.	Invacare MeccSan SrL, an Italian corporation and wholly owned subsidiary.

47.	Invacare Medical Equipment (Kunshan) Company, Ltd., a Chinese company and wholly owned subsidiary.

48.	Invacare Medical Equipment (Suzhou) Company, Ltd., a Chinese company and wholly owned subsidiary.

49.	Invacare New Zealand, a New Zealand corporation and wholly owned subsidiary.

50.	Invacare NV, a Belgium corporation and wholly owned subsidiary.

51.	Invacare Poirier SAS, a French corporation and wholly owned subsidiary.

52.	Invacare Rea AB, a Swedish corporation and wholly owned subsidiary.

53.	Invacare Receivables Corporation, a Delaware corporation and wholly owned subsidiary.

54.	Invacare Supply Group, Inc., a Massachusetts corporation and wholly owned subsidiary.

55.	Invacare Trading Company, Inc., a United States Territory of the Virgin Islands corporation and wholly owned subsidiary.

56.	Invacare UK Operations Ltd., a UK corporation and wholly owned subsidiary.

57.	Invacare (Portugual) — Sociedade Industrial e Comercial de Ortopedia., Lda., a Portugal company and wholly owned subsidiary.

58.	Invacare (Portugual) II — Material Ortopédico, Lda., a Portugal company and wholly owned subsidiary.

59.	Invacare, S.A., a Spanish corporation and wholly owned subsidiary.

60.	Invamex S.A. de R.L. de C.V., a Mexican corporation and wholly owned subsidiary.

61.	Invatection Insurance Company, a Vermont corporation and wholly owned subsidiary.

62.	Invacare Asia Ltd., a Hong Kong company and wholly owned subsidiary.

63.	Küschall AG, a Switzerland corporation and wholly owned subsidiary.

64.	Kuschall, Inc., a Delaware corporation and wholly owned subsidiary.

65.	Medbloc, Inc., a Delaware corporation and wholly owned subsidiary.

66.	Mobitec Mobilitatshilfen GmbH, an Austrian corporation and wholly owned subsidiary.

67.	Mobitec Rehab AG, a Swiss corporation and wholly owned subsidiary.

68.	Mobitec SARL, a French corporation and wholly owned subsidiary.

69.	Morris Surgical Pty Ltd, an Australian corporation and wholly owned subsidiary.

70.	Motion Concepts, L.P., an Ontario wholly owned limited partnership.

71.	Perpetual Motion Enterprises Limited, an Ontario corporation and wholly owned subsidiary.

72.	Scandinavian Mobility GmbH, a German corporation and wholly owned subsidiary.

73.	Scandinavian Mobility International ApS, a Danish corporation and wholly owned subsidiary.

74.	SCI Des Hautes Roches, a French partnership and wholly owned subsidiary.

75.	The Aftermarket Group, Inc., a Delaware corporation and wholly owned subsidiary.

76.	The Helixx Group, Inc., an Ohio corporation and wholly owned subsidiary.

77.	Ulrich Alber GmbH, Albstadt, a German limited liability company and wholly owned subsidiary.

Note, “Wholly owned subsidiary” refers to indirect, as well as direct, wholly owned subsidiaries.

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